As filed with the Securities and Exchange Commission on March 20, 1998.
                                Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   ----------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                   ----------------------------------------------

                         WASHINGTON TRUST BANCORP, INC.
             (Exact name of registrant as specified in its charter)

           Rhode Island                                   05-0404671
 ----------------------------------           ----------------------------------
     (State of Incorporation)                  (IRS Employer Identification No.)

                  23 Broad Street, Westerly, Rhode Island 02891
              ----------------------------------------------------
               (Address of principal executive offices) (zip code)

            Washington Trust Bancorp, Inc. 1997 Equity Incentive Plan
           ------------------------------------------------------------
                            (Full title of the Plan)

                                 John C. Warren
                      President and Chief Executive Officer
                         Washington Trust Bancorp, Inc.
                  23 Broad Street, Westerly, Rhode Island 02891
               ----------------------------------------------------
                     (Name and address of agent for service)

                                 (401) 348-1200
            -----------------------------------------------------------
           (telephone number, including area code, of agent for service)

                                   Copies to:
                                 Philip L. Flink
                         Brown, Rudnick, Freed & Gesmer
                              One Financial Center
                           Boston, Massachusetts 02111

                         CALCULATION OF REGISTRATION FEE

------------------------- ------------------- ---------------------- ------------------------- ----------------------
                                                Proposed maximum         Proposed maximum
  Title of securities        Amount to be      offering price per       aggregate offering           Amount of
    to be registered        registered (1)            share                   price              registration fee
------------------------- ------------------- ---------------------- ------------------------- ----------------------
Common Stock, $.0625           675,000
par value                      shares (2)           $30.00 (3)             $20,250,000.00             $5,973.75

Common Share Purchase          675,000                 ---                     ---                      ---
Rights (4)
------------------------- ------------------- ---------------------- ------------------------- ----------------------

(1) Such presently indeterminable number of additional shares of Common Stock and Rights are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.
(2)      To be issued pursuant to the Corporation's  1997 Equity Incentive Plan.
(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average high and low prices for the Corporation's Common Stock on March 17, 1998, as reported by the Nasdaq Stock Market.
(4) Pursuant to a Rights Agreement, dated August 15, 1996, one common share purchase right (the "Rights") is deemed to be delivered with each share of common stock issued by the Registrant. The 675,000 Rights registered hereby represents one Right that may be issued in connection with each share of Common Stock issuable under the Corporation's 1997 Equity Incentive Plan. The Rights are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents by Reference.

The  Corporation  hereby   incorporates  by  reference  into  this  Registration
Statement the following documents:

         (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of the Corporation's Common Stock which is contained in its Registration Statement filed under the Exchange Act, including all amendments and reports updating such description and the description of the Rights which is contained in the Corporation's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on August 16, 1996, and Amendment No. 1 on Form 8-A/A thereto, and all amendments thereto and reports filed for the purpose of updating such description.

         All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed hereby incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the Common Stock issuable under the Corporation's 1997 Equity Incentive Plan and of the Rights to be issued in connection with such Common Stock has been passed upon for the Corporation by Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111.

Item 6.  Indemnification of Directors and Officers.

         The Corporation's By-laws provide for indemnification to the extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Law, as amended. Such section, as adopted by the By-laws, requires the Corporation to indemnify directors, officers, employees or agents against judgments, penalties, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, paid or incurred in connection with any proceeding to which such director, officer, employee or agent or his legal representative may be a party (or for testifying when not a party) by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) if he was acting in his official capacity that his conduct was in the Corporation's best interests, (b) in all other cases that his conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Corporation's By-laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding; provided, however, that if required under applicable law, such person delivers a written affirmation that he has met the standards of care required under such provisions to be entitled to indemnification. With respect to possible indemnification of directors, officers and controlling persons of the Corporation for liabilities arising under the Securities Act of 1933, as amended (the "Act') pursuant to such provisions, the Corporation is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.

Number              Description


   4.1 Restated Articles of Incorporation of the Registrant - Filed as Exhibit 3.(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.*

   4.2              Amendment to Restated  Articles of Incorporation -  Filed as
                    Exhibit 3.i to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.*

   4.3              Amended and Restated  By-Laws of the Corporation - Filed as
                    Exhibit 3.c to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.*

   4.4 Rights Agreement between the Registrant and The Washington Trust Company dated as of August 15, 1996 (including Form of Right Certificate attached thereto as Exhibit A) - Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A (File No. 000-13091) filed with the Commission on August 16, 1996.*

   5                Legal Opinion of Brown, Rudnick, Freed & Gesmer.

   23.1             Consent of KPMG Peat Marwick LLP.

   23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.

   24 Power of Attorney (included on the signature page of this Registration Statement).

   99.1             The  Registrant's  1997  Equity  Incentive  Plan  - Filed as
                    Exhibit 10.a to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.*

--------------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

Item 9.  Undertakings.

        (a)  The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westerly, State of Rhode Island, on March 19, 1998.

                                              WASHINGTON TRUST BANCORP, INC.


                                              By: John C. Warren
                                              ----------------------------------
                                              John C. Warren
                                              President and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints John C. Warren and David V. Devault and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   Signature                          Title                         Date
-----------------------  --------------------------------  ---------------------

John C. Warren              President and Chief Executive      March 19, 1998
-----------------------     Officer and Director
John C. Warren              (Principal Executive Officer)


David V. Devault            Vice President, Treasurer and      March 19, 1998
-----------------------     Chief Financial Officer
David V. Devault            (Principal Financial and
                            Principal Accounting Officer)


Gary P. Bennett             Director                           March 19, 1998
-----------------------
Gary P. Bennett


Steven J. Crandall          Director                           March 19, 1998
-----------------------
Steven J. Crandall


Larry J. Hirsch             Director                           March 19, 1998
-----------------------
Larry J. Hirsch

   Signature                          Title                         Date
-----------------------  --------------------------------  ---------------------


                            Director                           March __, 1998
-----------------------
Mary E. Kennard


Richard A. Grills           Director                           March 19, 1998
-----------------------
Richard A. Grills


Joseph J. Kirby             Director                           March 19, 1998
-----------------------
Joseph J. Kirby


James W. McCormick, Jr.     Director                           March 19, 1998
-----------------------
James W. McCormick, Jr.


Victor J. Orsinger II       Director                           March 19, 1998
-----------------------
Victor J. Orsinger II


James P. Sullivan           Director                           March 19, 1998
-----------------------
James P. Sullivan


-----------------------     Director                           March __, 1998
Neil H. Thorp


Katherine W. Hoxsie         Director                           March 19, 1998
-----------------------
Katherine W. Hoxsie


Brendan P. O'Donnell        Director                           March 19, 1998
-----------------------
Brendan P. O'Donnell


Anthony J. Rose, Jr.        Director                           March 19, 1998
-----------------------
Anthony J. Rose, Jr.

                                 Exhibit Index


Number                             Description
------------ -------------------------------------------------------------------

4.1          Restated  Articles  of  Incorporation  of the Registrant - Filed as
             Exhibit 3.(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.*

4.2          Amendment  to  Restated   Articles  of  Incorporation  -  Filed  as
             Exhibit 3.i to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.*

4.3 Amended and Restated By-Laws of the Corporation - Filed as Exhibit 3.c to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.*

4.4 Rights Agreement between the Registrant and The Washington Trust Company dated as of August 15, 1996 (including Form of Right Certificate attached thereto as Exhibit A) - Filed as
             Exhibit 1 to the Registrant's Registration Statement on Form 8-A (File No. 000-13091) filed with the Commission on August 16, 1996.*

5            Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23.1         Consent of KPMG Peat Marwick LLP.

23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.

24 Power of Attorney (included on the signature page of this Registration Statement).

99.1 The Registrant's 1997 Equity Incentive Plan - Filed as Exhibit 10.a to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.*


* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.